CONSENT OF ERNST & YOUNG LLP



We consent to the incorporation by reference in the S-8 Registration Statement pertaining to the Stock Option Plan of Autologic Information International, Inc. of our reports dated November 10, 1995 with respect to the balance sheet of Autologic Information International, Inc. and January 2, 1996, with respect to the combined financial statements and schedule of Autologic, Incorporated and Affiliates included in the Registration Statement (Form S-4, No. 33-99278), of Autologic Information International, Inc. filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

Woodland Hills, California
September 4, 1996